Exhibit 107

 Calculation of Filing Fee Tables

Form S-1

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	Other(2)	315,000(3)	$2.295(2)	$722,925.00(2)	$153.10 per $1,000,000	$110.68(2)	—	—	—	—
Fees to Be Paid	Equity	Common Shares, without par value	Other(4)	2,816,742(5)	$2.308(4)	$6,501,040.54(4)	$153.10 per $1,000,000	$995.31(4)	—	—	—	—
Fees to Be Paid	Equity	Common Shares, without par value	Other(6)	2,199,602(7)	$2.295(6)	$5,048,086.59(6)	$153.10 per $1,000,000	$772.87(6)	—	—	—	—
Fees to Be Paid	Equity	Common Shares, without par value	Other(8)	2,199,602(9)	$2.295(8)	$5,048,086.59(8)	$153.10 per $1,000,000	$772.87(8)	—	—	—	—
Fees to Be Paid	Equity	Common Shares, without par value	Other(10)	1,099,793(11)	$2.295(10)	$2,524,024.94(10)	$153.10 per $1,000,000	$386.43(10)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$19,844,163.65		$3,038.16
	Total Fees Previously Paid					—		—
	Total Fee Offsets					—		—
	Net Fees Due					—		$3,038.16

(1)  Represents the common shares, without par value (“Common Shares”), of NioCorp Developments Ltd. (the “Company”) that will be offered for sale by the selling shareholders (the “Selling Shareholders”) named in the prospectus that forms a part of the Company’s registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares being registered under the Registration Statement include such indeterminate number of additional Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Shares being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Shares registered under the Registration Statement all Common Shares are combined by a reverse stock split into a lesser number of Common Shares, the number of undistributed Common Shares covered by the Registration Statement shall be proportionately reduced.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, based upon the average of the high and low prices of the Common Shares issuable upon exercise of the Common Share purchase warrants, expiring June 24, 2026 (the “June 2024 Warrants”), which were issued to a Selling Shareholder who participated as an investor (the “June 2024 Investor”) pursuant to a subscription agreement, dated June 24, 2024, between the Company and the June 2024 Investor (the “June 2024 Private Placement”), reported by The Nasdaq Stock Market LLC (the “Nasdaq”) on February 18, 2025 of $2.295.

(3) Represents 315,000 Common Shares issuable upon exercise of the June 2024 Warrants, which were issued to the June 2024 Investor pursuant to the June 2024 Private Placement.

(4)  Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the Common Shares issuable upon exercise of the Common Share purchase warrants, expiring September 17, 2028 (the “Contingent Consent Warrants”), which were issued to Lind Global Asset Management III, LLC (“Lind III”) as consideration for entering into the Waiver and Consent Agreement (the “Lind Consent”), the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the Contingent Consent Warrants of $2.308 per Common Share.

(5)  Represents 2,816,742 Common Shares issuable upon exercise of the Contingent Consent Warrants, which were issued to Lind III as consideration for entering into the Lind Consent.

(6) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Shares on the Nasdaq as of February 18, 2025 of $2.295.

(7) Represents 2,199,602 Common Shares issued pursuant to subscription agreements with certain accredited investors (the “November 2024 Investors”), dated November 13, 2024 (the “November 2024 Private Placement”).

(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, based upon the average of the high and low prices of the Common Shares issuable upon exercise of the Series A Common Share purchase warrants, expiring November 13, 2026 (the “November 2024 Series A Private Warrants”), which were issued to the November 2024 Investors pursuant to the November 2024 Private Placement, reported by the Nasdaq on February 18, 2025 of $2.295.

(9) Represents 2,199,602 Common Shares issuable upon exercise of the November Series A Private Warrants, which were issued to the November 2024 Investors pursuant to the November 2024 Private Placement..

(10)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, based upon the average of the high and low prices of the Common Shares issuable upon exercise of the Series B Common Share purchase warrants, expiring November 13, 2029 (the “November 2024 Series B Private Warrants”), which were issued to the November 2024 Investors pursuant to the November 2024 Private Placement, reported by the Nasdaq on February 18, 2025 of $2.295.

(11) Represents 1,099,793 Common Shares issuable upon exercise of the November 2024 Series B Private Warrants, which were issued to the November 2024 Investors pursuant to the November 2024 Private Placement.